News Release

ASCENA RETAIL GROUP, INC. REPORTS THIRD QUARTER FISCAL 2019 RESULTS;
THIRD QUARTER COMPARABLE SALES FROM CONTINUING OPERATIONS FLAT;
GAAP LOSS PER SHARE OF $1.20 INCLUDES NON-CASH IMPAIRMENT CHARGES;
ADJUSTED LOSS PER SHARE OF $0.26

MAHWAH, NJ - June 10, 2019 - ascena retail group, inc. (Nasdaq - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal third quarter ended May 4, 2019. For the third quarter of Fiscal 2019, the Company reported a GAAP loss of $1.20 per diluted share, compared to a GAAP loss of $0.20 in the year-ago period. The current year loss reflects non-cash impairment charges of $174 million, consisting of write-downs of goodwill, other intangible assets and store-related fixed assets. For the third quarter of Fiscal 2019, the Company reported an adjusted loss of $0.26 per diluted share compared to an adjusted loss of $0.08 per diluted share in the year-ago period.

Carrie Teffner, Interim Executive Chair of ascena retail group, inc., commented, “The Board and Management have been working together to transform the Company and return ascena to profitable and sustainable top-line growth. Our focus has been, and will be, on creating value for our investors.”

Teffner continued, “As we work to transform and simplify the business, we have made meaningful progress on our comprehensive assessment of ascena’s portfolio of brands. With the successfully completed divestiture of maurices and the announced wind down of our dressbarn brand, we have essentially exited our Value Fashion segment, which has consistently underperformed expectations and generated substantial losses over the last two years. While we continue our portfolio assessment, we are focused on right sizing our corporate overhead structure to support a business with fewer, stronger brands that can deliver growth and profitability levels above the industry average."

Gary Muto, Chief Executive Officer of ascena retail group, inc. commented, "Third quarter results were better than anticipated, driven by stronger comps. With the elimination of our Value Fashion segment, we are already re-aligning our financial and human capital to support the areas of the business with the greatest growth potential. We have some of the most iconic brands in retail, and are well-positioned in our customers’ minds to capitalize on the equity built into these brands."

Muto continued, "While we work to accelerate top-line growth from our more focused brand portfolio, we continue to drive meaningful structural cost reduction. Beyond the $300 million savings from our Change for Growth program, we have identified an incremental $150 million opportunity. We expect the majority of these incremental savings to be realized in Fiscal 2020, and we continue to seek further cost reduction opportunities on an ongoing basis. We have a highly committed and engaged workforce that is focused on delivering the growth and profitability that we know we are capable of achieving."

Fiscal Third Quarter Results - Consolidated

Overview
Current and prior year results include items that the Company does not believe reflect the fundamental performance of its business. The following commentary reflects results from the Company's continuing operations that exclude its maurices brand, which has been classified as a discontinued operation. More information is provided in the Notes to the unaudited condensed consolidated financial information, which is included herein on pages 11 through 16.

Net sales and comparable sales
Net sales for the third quarter of Fiscal 2019 were $1,266 million compared to $1,267 million in the year-ago period. Comparable sales were flat for the quarter. Non-comparable sales were also flat, with the favorable timing impact resulting from the 53rd week in the prior fiscal year offset by fewer stores as a result of the Company's ongoing fleet optimization program.

The Company's comparable and net sales data are summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		May 4, 2019	April 28, 2018
Ann Taylor	5%	$169.4	$167.2
LOFT	5%	380.1	365.5
Premium Fashion	5%	549.5	532.7

Lane Bryant	(2)%	243.3	242.4
Catherines	(6)%	68.2	70.4
Plus Fashion	(3)%	311.5	312.8

Justice	(5)%	227.4	233.8
Kids Fashion	(5)%	227.4	233.8

dressbarn	(4)%	177.3	187.4
Value Fashion	(4)%	177.3	187.4

Total Company	—%	$1,265.7	$1,266.7

Gross margin
Gross margin decreased to $722 million, or 57.1% of sales, for the third quarter of Fiscal 2019, compared to $753 million, or 59.5% of sales in the year-ago period. The decline in gross margin rate from the year-ago period was primarily caused by higher promotional activity to address elevated inventory levels and soft pre-Easter selling at our Premium Fashion and Kids Fashion segments, and clearance of the under-performing tops assortment at Lane Bryant.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the third quarter of Fiscal 2019 decreased to $276 million, which represented 21.8% of sales, compared to $280 million, or 22.1% of sales in the year-ago period. In terms of dollars, the reduction in expenses was driven by lower occupancy expenses resulting primarily from our fleet optimization program, partially offset by higher variable distribution costs related to the increased penetration of our direct business.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses for the third quarter of Fiscal 2019 increased 12% to $476 million, or 37.6% of sales, compared to $426 million, or 33.7% of sales in the year-ago period. The increase in SG&A expenses was primarily due to inflationary increases, increased marketing investments, higher professional fees and write-offs of store-related fixed assets at the Plus Fashion and Value Fashion segments. These increases were partially offset by lower store expenses resulting from our fleet optimization program and approximately $15 million in cost reduction initiatives, mainly reflecting headcount and non-merchandise procurement savings.

Operating loss
Operating loss for the third quarter of Fiscal 2019 was $249 million compared to an operating loss of $49 million in the year-ago period, and primarily reflects the non-cash impairments of goodwill and intangible assets, the lower gross margin rate, and the increase in SG&A expenses. Excluding the non-cash impairment charges and other items as detailed in Note 2, operating loss for the quarter would have been $68 million.

Benefit for income taxes from continuing operations
For the third quarter of Fiscal 2019, the Company recorded a tax benefit of $32 million on pre-tax loss of $276 million. The effective tax rate of 11.6% was lower than the statutory tax rate primarily due to non-deductible impairments of goodwill, a partial federal valuation allowance, and GILTI.

Net loss and Loss per diluted share
The Company reported a Net loss of $238 million, or $1.20 per diluted share in the third quarter of Fiscal 2019, compared to a Net loss of $40 million, or $0.20 per diluted share, in the year-ago period. Excluding the non-cash impairment charges and other items as detailed in Note 2, the net loss for the quarter would have been $51 million, or $0.26 per share.

Fiscal Third Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the third quarter of Fiscal 2019 with Cash and cash equivalents of $101 million. Subsequent to quarter end, on May 6, 2019, the Company received approximately $210 million in cash related to the closing of its maurices transaction.

Inventories
The Company ended the third quarter of Fiscal 2019 with inventory of $654 million, up 16% from the year-ago period. Approximately one-third of the increase was related to early receipts and the new revenue recognition standard, with the remainder caused by a mid-to high single digit decline in comp sales trends at the Premium Fashion and Kids Fashion segments compared to the time at which inventory was bought.

Capital expenditures
Capital expenditures totaled $35 million in the third quarter of Fiscal 2019, primarily to support new capabilities and strategic initiatives.

Debt
The Company ended the third quarter of Fiscal 2019 with total debt of $1,372 million, which represents the balance remaining on the term loan. There were no borrowings outstanding under the Company's revolving credit facility at the end of the third quarter of Fiscal 2019 and the Company had $474 million of borrowing availability under its revolving credit facility. The Company is not required to make its next quarterly term loan payment of $22.5 million until November of calendar 2020.

Fiscal Year 2019 Fourth Quarter Outlook

Due to volatility that we expect in total consolidated results related to the ongoing wind-down of our dressbarn brand, we are providing net sales, gross margin and operating income guidance for the consolidated continuing operations of our Premium Fashion, Plus Fashion, and Kids Fashion segments as follows:

- Net sales of $1.175 to $1.215 billion;
- Comparable sales of down 5% to down 3%;
- Gross margin rate of 55.0% to 55.5%;
- Depreciation and amortization of approximately $64 million; and
- Operating loss of $(15) million to operating income of $5 million.

Real Estate

The Company's store information on a brand-by-brand basis for the third quarter is as follows:

	Quarter Ended May 4, 2019
	Store Locations Beginning of Q3	Store Locations Opened	Store Locations Closed	Store Locations End of Q3
Justice	833	—	(2)	831
Lane Bryant	736	—	(5)	731
LOFT	669	1	—	670
dressbarn	674	—	(13)	661
Catherines	335	—	(3)	332
Ann Taylor	296	—	(2)	294
Total	3,543	1	(25)	3,519

The above table excludes store count related to maurices, which was sold early in the fourth quarter of Fiscal 2019. maurices ended the third quarter with 937 stores.

Conference Call Information

The Company will conduct a conference call today, June 10, 2019, at 4:30 PM Eastern Time to review its third quarter Fiscal 2019 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 9382027. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until June 17, 2019 by dialing (855) 859-2056, the conference ID is 9382027, and until July 10, 2019 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, (iii) impairments of goodwill and other intangible assets, and (iv) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN INC.'s ("ANN") assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments. Additionally, our GAAP results for Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment, and certain other income tax related charges. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, non-cash purchase accounting adjustments, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range,” and include, without limitation, the Company’s outlook for the fourth quarter of Fiscal Year 2019, and risks associated with the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q.

About ascena retail group, inc.

ascena retail group, inc. (Nasdaq: ASNA) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion (Ann Taylor, LOFT, and Lou & Grey), Plus Fashion (Lane Bryant, Catherines and Cacique), and Value Fashion (dressbarn) segments, and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. through its retail brands operates ecommerce websites and approximately 3,500 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, lanebryant.com, Catherines.com, dressbarn.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	Jean Fontana	Shawn Buchanan
	Managing Director	Corporate Communications
	(646) 277-1214	(212) 541-3418
	Jean.Fontana@icrinc.com	shawn_buchanan@anninc.com

Jennifer Davis
Senior Vice President
(646) 677-1813
Jennifer.Davis@icrinc.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	May 4, 2019	% of Net Sales	April 28, 2018	% of Net Sales
Net sales	$1,265.7	100.0%	$1,266.7	100.0%
Cost of goods sold	(543.4)	(42.9)%	(513.5)	(40.5)%
Gross margin	722.3	57.1%	753.2	59.5%
Other costs and expenses:
Buying, distribution and occupancy expenses	(276.3)	(21.8)%	(280.0)	(22.1)%
Selling, general and administrative expenses	(476.2)	(37.6)%	(426.4)	(33.7)%
Restructuring and other related charges	(7.1)	(0.6)%	(18.1)	(1.4)%
Impairment of goodwill	(115.1)	(9.1)%	—	—%
Impairment of other intangible assets	(25.0)	(2.0)%	—	—%
Depreciation and amortization expense	(71.6)	(5.7)%	(77.2)	(6.1)%
Operating loss	(249.0)	(19.7)%	(48.5)	(3.8)%
Interest expense	(27.2)	(2.1)%	(28.4)	(2.2)%
Interest income and other income (expense), net	0.1	—%	(0.1)	—%
Loss from continuing operations before benefit for income taxes	(276.1)	(21.8)%	(77.0)	(6.1)%
Benefit for income taxes from continuing operations	31.9	2.5%	17.9	1.4%
Loss from continuing operations	(244.2)	(19.3)%	(59.1)	(4.7)%
Income from discontinued operations	6.3	0.5%	18.9	1.5%
Net loss	$(237.9)	(18.8)%	$(40.2)	(3.2)%

Net (loss) income per common share - basic:
Continuing operations	$(1.24)		$(0.30)
Discontinued operations	0.04		0.10
Total net loss per basic common share	$(1.20)		$(0.20)

Net (loss) income per common share - diluted:
Continuing operations	$(1.24)		$(0.30)
Discontinued operations	0.04		0.10
Total net loss per diluted common share	$(1.20)		$(0.20)

Weighted average common shares outstanding:
Basic	197.6		196.2
Diluted	197.6		196.2

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Nine Months Ended
	May 4, 2019	% of Net Sales	April 28, 2018	% of Net Sales
Net sales	$4,039.2	100.0%	$4,046.9	100.0%
Cost of goods sold	(1,767.1)	(43.7)%	(1,696.9)	(41.9)%
Gross margin	2,272.1	56.3%	2,350.0	58.1%
Other costs and expenses:
Buying, distribution and occupancy expenses	(845.1)	(20.9)%	(858.1)	(21.2)%
Selling, general and administrative expenses	(1,363.2)	(33.7)%	(1,307.6)	(32.3)%
Acquisition and integration expenses	—	—%	(5.4)	(0.1)%
Restructuring and other related charges	(29.1)	(0.7)%	(58.9)	(1.5)%
Impairment of goodwill	(115.1)	(2.8)%	—	—%
Impairment of other intangible assets	(25.0)	(0.6)%	—	—%
Depreciation and amortization expense	(221.5)	(5.5)%	(240.1)	(5.9)%
Operating loss	(326.9)	(8.1)%	(120.1)	(3.0)%
Interest expense	(80.1)	(2.0)%	(82.2)	(2.0)%
Interest income and other income (expense), net	1.9	—%	1.3	—%
Loss from continuing operations before benefit for income taxes	(405.1)	(10.0)%	(201.0)	(5.0)%
Benefit for income taxes from continuing operations	43.7	1.1%	42.8	1.1%
Loss from continuing operations	(361.4)	(8.9)%	(158.2)	(3.9)%
Income from discontinued operations	57.9	1.4%	85.3	2.1%
Net loss	$(303.5)	(7.5)%	$(72.9)	(1.8)%

Net (loss) income per common share - basic:
Continuing operations	$(1.83)		$(0.81)
Discontinued operations	0.29		0.44
Total net loss per basic common share	$(1.54)		$(0.37)

Net (loss) income per common share - diluted:
Continuing operations	$(1.83)		$(0.81)
Discontinued operations	0.29		0.44
Total net loss per diluted common share	$(1.54)		$(0.37)

Weighted average common shares outstanding:
Basic	197.3		195.9
Diluted	197.3		195.9

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	May 4, 2019	August 4, 2018	April 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$100.8	$231.0	$344.5
Inventories	654.0	535.1	566.0
Prepaid expenses and other current assets	213.7	229.4	174.2
Assets related to discontinued operations	388.4	401.3	420.9
Total current assets	1,356.9	1,396.8	1,505.6
Property and equipment, net	956.9	1,106.8	1,147.0
Goodwill	474.4	589.5	589.5
Other intangible assets, net	391.9	427.0	431.1
Other assets	58.7	50.4	52.8
Total assets	$3,238.8	$3,570.5	$3,726.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$366.5	$394.7	$348.1
Accrued expenses and other current liabilities	315.1	304.0	327.6
Deferred income	140.9	108.4	117.3
Current portion of long-term debt	—	—	66.5
Liabilities related to discontinued operations	157.8	166.2	175.8
Total current liabilities	980.3	973.3	1,035.3
Long-term debt, less current portion	1,336.1	1,328.7	1,456.8
Lease-related liabilities	239.9	260.8	265.8
Deferred income taxes	0.4	2.6	19.7
Other non-current liabilities	172.8	206.6	187.4
Total liabilities	2,729.5	2,772.0	2,965.0
Equity	509.3	798.5	761.0
Total liabilities and equity	$3,238.8	$3,570.5	$3,726.0

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Net sales (a):
Premium Fashion (b)	$549.5	$532.7	$1,784.4	$1,697.4
Plus Fashion	311.5	312.8	902.7	957.5
Kids Fashion	227.4	233.8	820.1	822.5
Value Fashion	177.3	187.4	532.0	569.5
Total net sales	$1,265.7	$1,266.7	$4,039.2	$4,046.9

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Operating loss (a):
Premium Fashion (b) (c)	$(5.6)	$22.5	$44.8	$50.0
Plus Fashion (d)	(27.7)	7.2	(72.8)	(5.1)
Kids Fashion	(25.4)	(5.1)	(25.9)	20.4
Value Fashion (e)	(43.1)	(55.0)	(103.8)	(121.1)
Unallocated restructuring and other related charges	(7.1)	(18.1)	(29.1)	(58.9)
Impairment of goodwill (f)	(115.1)	—	(115.1)	—
Impairment of other intangible assets (f)	(25.0)	—	(25.0)	—
Unallocated acquisition and integration expenses	—	—	—	(5.4)
Total operating loss	$(249.0)	$(48.5)	$(326.9)	$(120.1)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Non-GAAP adjusted operating (loss) income:
Premium Fashion (b) (c)	$(5.6)	$22.5	$44.8	$56.7
Plus Fashion (d)	(11.4)	7.2	(56.5)	(5.1)
Kids Fashion	(25.4)	(5.1)	(25.9)	20.4
Value Fashion (e)	(25.7)	(37.9)	(86.4)	(104.0)
Total non-GAAP adjusted operating loss	$(68.1)	$(13.3)	$(124.0)	$(32.0)

See accompanying footnotes on the following page.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

Footnotes to segment tables:

(a) Current year amounts reflect the impact of adopting the new revenue recognition accounting standard in the first quarter of Fiscal 2019. Prior period amounts have not been restated and continue to be reported under the accounting standards in effect for those periods.

(b) Operating loss for the nine months ended April 28, 2018 includes the impact of non-cash expenses of $9.5 million associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating loss on a GAAP basis to non-GAAP adjusted operating (loss) income.

(c) The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018. Therefore, results for the Premium Fashion segment for the three and nine months ended April 28, 2018 reflect 13 and 40-weeks, respectively. Operating income of $2.8 million from the extra week has been excluded from non-GAAP adjusted operating income for the nine months ended April 28, 2018. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of operating loss on a GAAP basis to a non-GAAP adjusted operating loss.

(d) Operating loss includes the impact of non-cash impairment charge of approximately $16.3 million in the third quarter of Fiscal 2019 to write-down store-related assets at the Plus Fashion segment. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of operating loss on a GAAP basis to Non-GAAP adjusted operating loss.

(e) Operating loss includes the impact of non-cash impairment charge of approximately $17.4 million in the third quarter of Fiscal 2019 and $17.1 million in the third quarter of Fiscal 2018, primarily to write-down store-related assets at dressbarn. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of operating loss on a GAAP basis to Non-GAAP adjusted operating loss.

(f) Includes the impact of non-cash impairments of goodwill and other intangible assets at the Plus Fashion segment which included $115.1 million of Goodwill and $25 million of other intangible assets. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating loss on a GAAP basis to non-GAAP adjusted operating loss.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

Fiscal Period

Fiscal year 2019 will end on August 3, 2019 and will be a 52-week period ("Fiscal 2019"). Fiscal year 2018 ended on August 4, 2018 and was a 53-week period (“Fiscal 2018”). The three and nine months ended May 4, 2019 were 13 and 39-week periods, respectively, for all segments.

The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018, consistent with other retail companies already on that calendar. The Company's Value Fashion, Plus Fashion, and Kids Fashion segments recognized the extra week in the fourth quarter of Fiscal 2018 due to reporting systems constraints.

As a result, the three and nine months ended April 28, 2018 include the results of the Value Fashion, Plus Fashion and Kids Fashion segments for 13 and 39-weeks, respectively, while the results of the Premium Fashion segment are included for 13 and 40-weeks, respectively.

Discontinued Operations

Subsequent to the end of the third quarter, on May 6, 2019, the Company sold a majority interest in its maurices business. The company will record the disposition and any related gain or loss on the sale of maurices during the fourth quarter of Fiscal 2019. As a result of the transaction, the Company's maurices business has been classified as a component of discontinued operations within the consolidated financial statements. As such, assets and liabilities related to discontinued operations have been segregated and separately disclosed in the balance sheets as of May 4, 2019 and August 4, 2018. In turn, operating results for maurices have also been segregated and reported as discontinued operations separately in the condensed consolidated financial statements.

Note 2. Reconciliation of Non-GAAP Financial Measures

The comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, (iii) non-cash impairment charges of goodwill and other intangible assets, and (iv) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments. Additionally, our GAAP results for Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment, and certain other income tax related charges.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Net sales, Gross margin, BD&O expense, SG&A expense, Depreciation and amortization expense, Operating (loss) income, Income tax benefit (provision), Net loss, Diluted net loss per common share and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to Net loss for all periods presented.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Net sales - reported GAAP basis	$1,265.7	$1,266.7	$4,039.2	$4,046.9
Impact of non-cash purchase accounting adjustments (a)	—	—	—	0.2
Premium Fashion additional week	—	—	—	(24.6)

Non-GAAP Net sales	$1,265.7	$1,266.7	$4,039.2	$4,022.5

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Gross Margin - reported GAAP basis	$722.3	$753.2	$2,272.1	$2,350.0
Impact of non-cash purchase accounting adjustments (a)	—	—	—	0.2
Premium Fashion additional week	—	—	—	(11.7)

Non-GAAP Gross Margin	$722.3	$753.2	$2,272.1	$2,338.5

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Buying, distribution & occupancy expense - reported GAAP basis	$(276.3)	$(280.0)	$(845.1)	$(858.1)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	0.1
Premium Fashion additional week	—	—	—	1.0

Non-GAAP Buying, distribution & occupancy expense	$(276.3)	$(280.0)	$(845.1)	$(857.0)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Selling, general & administrative expense - reported GAAP basis	$(476.2)	$(426.4)	$(1,363.2)	$(1,307.6)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	3.2
Premium Fashion additional week	—	—	—	7.9
dressbarn store-related impairment (b)	—	17.1	—	17.1
Charges related to dressbarn wind down (c)	17.4	—	17.4	—
Charges related to Plus Fashion impairments (d)	16.3	—	16.3	—

Non-GAAP Selling, general & administrative expense	$(442.5)	$(409.3)	$(1,329.5)	$(1,279.4)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Depreciation and amortization expense - reported GAAP basis	$(71.6)	$(77.2)	$(221.5)	$(240.1)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	6.0

Non-GAAP Depreciation and amortization expense	$(71.6)	$(77.2)	$(221.5)	$(234.1)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Operating loss - reported GAAP basis	$(249.0)	$(48.5)	$(326.9)	$(120.1)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	9.5
dressbarn store-related impairment (b)	—	17.1	—	17.1
Charges related to dressbarn wind down (c)	17.4	—	17.4	—
Charges related to Plus Fashion impairments (d)	156.4	—	156.4	—
Acquisition and integration expenses (e)	—	—	—	5.4
Restructuring and other related charges (f)	7.1	18.1	29.1	58.9
Premium Fashion additional week	—	—	—	(2.8)

Non-GAAP Operating loss	$(68.1)	$(13.3)	$(124.0)	$(32.0)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Benefit for income taxes from continuing operations - reported GAAP basis	$31.9	$17.9	$43.7	$42.8
Income tax impact of non-GAAP adjustments (g)	(19.2)	(14.6)	(23.2)	(26.7)
Income tax impact of federal and state tax valuation allowance (h)	6.4	—	6.4	23.3
Income tax impact of 2017 Tax Reform Act (i)	—	3.9	7.7	(31.0)

Non-GAAP income tax benefit from continuing operations	$19.1	$7.2	$34.6	$8.4

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Loss from continuing operations - reported GAAP basis	$(244.2)	$(59.1)	$(361.4)	(158.2)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	9.5
dressbarn store-related asset impairments (b)	—	17.1	—	17.1
Charges related to dressbarn wind down (c)	17.4	—	17.4	—
Charges related to Plus Fashion impairments (d)	156.4	—	156.4	—
Acquisition and integration expenses (e)	—	—	—	5.4
Restructuring and other related charges (f)	7.1	18.1	29.1	58.9
Premium Fashion additional week	—	—	—	(2.8)
Income tax impact of non-GAAP adjustments (g)	(19.2)	(14.6)	(23.2)	(26.7)
Income tax impact of federal and state tax valuation allowance (h)	6.4	—	6.4	23.3
Income tax impact of 2017 Tax Reform Act (i)		3.9	7.7	(31.0)
Non-GAAP net income from maurices (j)	24.7	18.9	76.5	85.5

Non-GAAP net loss	$(51.4)	$(15.7)	$(91.1)	$(19.0)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Diluted net loss per common share from continuing operations - reported GAAP basis	$(1.24)	$(0.30)	$(1.83)	$(0.81)
Per share impact of non-cash purchase accounting adjustments(a)	—	—	—	0.05
Per share impact of dressbarn store-related impairment (b)	—	0.08	—	0.08
Per share impact of charges related to dressbarn wind down (c)	0.09	—	0.09	—
Per share impact of charges related to Plus Fashion impairments (d)	0.79	—	0.79	—
Per share impact of Acquisition and integration related expenses (e)	—	—	—	0.03
Per share impact of Restructuring and other related charges (f)	0.04	0.09	0.15	0.30
Per share impact of Premium Fashion additional week	—	—	—	(0.01)
Per share income tax impact of non-GAAP adjustments (g)	(0.10)	(0.07)	(0.12)	(0.14)
Per share income tax impact of federal and state tax valuation allowance (h)	0.03	—	0.03	0.12
Per share income tax impact of 2017 Tax Reform Act (i)	—	0.02	0.04	(0.16)
Per share non-GAAP net income from maurices (j)	0.13	0.10	0.39	0.44

Non-GAAP diluted net loss per common share (k)	$(0.26)	$(0.08)	$(0.46)	$(0.10)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Adjusted EBITDA, including maurices	$42.1	$97.0	$216.6	$328.2
Impact of non-cash purchase accounting adjustments (a)	—	—	—	(3.5)
Premium Fashion additional week	—	—	—	2.8
dressbarn store-related asset impairments (b)	—	(17.1)	—	(17.1)
Charges related to dressbarn wind down (c)	(17.4)	—	(17.4)	—
Charges related to Plus Fashion impairments (d)	(156.4)	—	(156.4)	—
EBITDA related to discontinued operations (j)	(38.6)	(33.1)	(119.1)	(126.1)
Acquisition and integration expenses (e)	—	—	—	(5.4)
Restructuring and other related charges (f)	(7.1)	(18.1)	(29.1)	(58.9)
Depreciation and amortization expense	(71.6)	(77.2)	(221.5)	(240.1)
Operating loss	(249.0)	(48.5)	(326.9)	(120.1)
Interest expense	(27.2)	(28.4)	(80.1)	(82.2)
Interest income and other income, net	0.1	(0.1)	1.9	1.3
Loss from continuing operations before benefit for income taxes	(276.1)	(77.0)	(405.1)	(201.0)
Benefit for income taxes from continuing operations	31.9	17.9	43.7	42.8
Loss from continuing operations	(244.2)	(59.1)	(361.4)	(158.2)
Income from discontinued operations, net of taxes	6.3	18.9	57.9	85.3
Net loss	$(237.9)	$(40.2)	$(303.5)	$(72.9)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, calculated in accordance with Accounting Standards Codification 805 - Business Combinations, such as adjustments to depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Such costs are unique to each transaction and the nature and amount of such costs vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Previous to the third quarter of Fiscal 2018, we had excluded these costs because we believed that the costs were material to investors and that these non-cash adjustments are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisition. During the third quarter of Fiscal 2018, we concluded that such costs were no longer material and, accordingly we are no longer adjusting for these costs beginning with the third quarter of Fiscal 2018. We will continue to present all prior year quarters as previously adjusted as a supplement to our GAAP information. Amounts recorded in the periods presented are as follows:

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Net sales	$—	$—	$—	$0.2
Other operating expenses	—	—	—	3.3
Depreciation and amortization	—	—	—	6.0
	$—	$—	$—	$9.5

(b) Operating loss includes the impact of a non-cash impairment charge of approximately $17.1 million to write-down store-related assets at dressbarn in the third quarter of Fiscal 2018.

(c) Operating loss includes costs associated with the wind down of dressbarn's operations and primarily includes a write-down of store-related assets to fair value and professional fees incurred in connection with the wind down.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(d) Operating loss includes the impact of non-cash impairment charges reflecting a write-down of goodwill and other intangible assets to fair value based on the results of an interim test during the third quarter of Fiscal 2019, as well as non-cash impairment charges to write-down store-related assets to fair value.

(e) Primarily reflects professional fees and other costs related to the acquisition of ANN INC.

(f) Reflects costs incurred under the Company's Change for Growth program including professional fees and other related charges incurred in connection with the identification and implementation of the transformation initiatives associated with the program, severance and retention-related charges incurred under the program and charges related to the write-down of assets resulting from program activities or the fleet optimization program. Amounts recorded in each period presented are as follows:

	Three Months Ended		Nine Months Ended
	May 4, 2019	April 28, 2018	May 4, 2019	April 28, 2018
Professional fees and other related charges	$7.1	$13.1	$28.7	$43.2
Severance and retention	—	(0.6)	0.4	6.4
Impairment of assets	—	5.6	—	9.3
	$7.1	$18.1	$29.1	$58.9

(g) Represents the income tax impact applicable to each non-GAAP adjustment described above.

(h) Due to the limitations placed on the use of federal and state income tax net operating losses, we established a partial valuation allowance for our federal net operating losses in the third quarter of Fiscal 2019 and for our state net operating losses in the second quarter of Fiscal 2018. Because this expense is non-cash in nature, we have excluded the expense attributable to the valuation allowance from our non-GAAP results.

(i)
Reflects adjustments made by the Company in adopting the 2017 Tax Reform Act (the "2017 Act") consistent with the relief provided by the SEC in Staff Accounting Bulletin No. 118. Fiscal 2018 reflects the Company's initial assessment of adopting the 2017 Act. The Company completed its assessment during the second quarter of Fiscal 2019 and recorded $2.5 million of additional federal and state transition tax and a $5.2 million valuation allowance resulting from the impact of GILTI on its U.S. federal net operating loss carryforward.

(j) Reflects the results of our maurices business which is classified in discontinued operations. The amounts reflected herein exclude approximately $18 million of deferred tax liabilities recorded in the third quarter of Fiscal 2019 resulting from the sale of maurices, which closed on May 6, 2019.

(k) Reflects the impact on EPS of using 197.6 and 197.3 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and nine months ended May 4, 2019, respectively. Also reflects the impact on EPS of using 196.2 and 195.9 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and nine months ended April 28, 2018, respectively. The number of weighted average basic and diluted common shares for all periods presented are equal as the impact of potentially dilutive stock options and restricted stock units was anti-dilutive under the treasury stock method.